Exhibit 3.12

State of Delaware Secretary of State Division of Corporations Delivered 11:30 AM 10/09/2007 FILED 11:30 AM 10/09/2007 SRV 071100853 — 4437096 FILE
STATE of DELAWARE
CERTIFICATE of INCORPORATION
A CLOSE CORPORATION
Of
Spirit AeroSystems Operations International, Inc.
(name of corporation)
•	First: The name of this Corporation is Spirit AeroSystems Operations International, Inc.

•	Second: Its Registered Office in the State of Delaware is to be located at 2711 Centerville Road (street), in the City of Wilmington County of New Castle Zip Code 19808. The name of the registered agent is Corporation Service Company.

•	Third: The nature of business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act of activity for which corporations may be organized under the General corporation Law of Delaware.

•	Fourth: The amount of the total stock of this corporation is authorized to issue is 1000 shares (number of authorized shares) with a par value of .01 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:
Name Gloria Flentje
Mailing Address	3801 South Oliver, M/S/ M/C K11-60 Wichita, KS Zip Code 67278
•	Sixth: All of the corporation’s issued stock, exclusive of treasury shares, shall be held of record by not more than thirty (30) persons.

•	Seventh: All of the issued stock of all classes shall be subject to one or more of the restrictions on transfer permitted by Section 202 of the General Corporation Law.

•	Eighth: The corporation shall make no offering of any of its stock of any class which would constitute a “public offering” within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

•	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 14th day of September, A.D. 2007.

BY:	/s/ Gloria Flentje
(Incorporator)
	NAME:	Gloria Flentje
(type or print)